EXHIBIT 32.2

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Toups, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that the annual report on Form 10-K of China Bilingual Technology & Education Group Inc. for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of China Bilingual Technology & Education Group Inc.

Dated: March 31, 2011	By:	/s/ Michael Toups
Michael Toups
Chief Financial Officer (Principal Financial Officer)